News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson	Richard Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	GregThompson@KEMET.com	InvestorRelations@KEMET.com
	954-595-5081	954-766-2819

KEMET REPORTS PRELIMINARY FISCAL 2019 THIRD QUARTER RESULTS

•	Net sales of $350.2 million up 14.2% versus prior year third fiscal quarter

•	GAAP Diluted EPS up more than 100% versus prior year third fiscal quarter

•	GAAP EPS of $0.69 per diluted share and Non-GAAP Adjusted EPS of $1.07 per diluted share

•	GAAP Gross margin of 35.3% up 520 basis points versus prior year third quarter

Fort Lauderdale, Florida (January 31, 2019) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for its third fiscal quarter ended December 31, 2018.

Net sales of $350.2 million for the quarter ended December 31, 2018 increased $1.0 million, or 0.3%, from net sales of $349.2 million for the prior quarter ended September 30, 2018. Net sales increased $43.6 million, or 14.2% from net sales of $306.6 million for the quarter ended December 31, 2017.

“We are pleased with the strong operational performance in our third quarter with gross margins increasing to 35.3%, primarily due to a significant improvement in the Solid Capacitor segment. Looking forward we see continued strength in our Ceramic products, along with further improvement driven by our capital investments. The recently announced ten-year customer financed capacity agreements totaling $66 million to date and resulting new KEMET capacity will further enhance this growth,” stated William Lowe, the Company's Chief Executive Officer. “We expect these positive trends to continue along with growth in several of our key markets, which should offset some of the recent weakness in certain consumer markets and in Asia,” continued Mr. Lowe.

U.S. GAAP net income was $40.8 million or $0.69 per diluted share for the quarter ended December 31, 2018, compared to U.S. GAAP net income of $37.1 million or $0.63 per diluted share for the quarter ended September 30, 2018. For the quarter ended December 31, 2017, the Company reported a U.S. GAAP net income of $18.6 million or $0.32 per diluted share.

Non-GAAP adjusted net income was $63.1 million or $1.07 per diluted share for the quarter ended December 31, 2018, compared to non-GAAP adjusted net income of $51.3 million or $0.87 per diluted share for the quarter ended September 30, 2018. For the quarter ended December 31, 2017, the Company reported non-GAAP adjusted net income of $30.6 million or $0.52 per diluted share.

Net income (loss) for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017 include various items affecting comparability as denoted in the U.S. GAAP to non-GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

Quiet Period

Beginning January 1, 2019, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates" or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays, or unexpected costs in completing the Company’s restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (viii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting, and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security and privacy; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations; (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxiv) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended December 31,
	2018	2017
Net sales (1)	$350,175	$306,576
Operating costs and expenses:
Cost of sales (1)	226,425	214,288
Selling, general and administrative expenses	48,271	47,751
Research and development (1)	11,357	9,907
Restructuring charges	1,718	3,530
(Gain) loss on write down and disposal of long-lived assets	788	(902)
Total operating costs and expenses (1)	288,559	274,574
Operating income (loss) (1)	61,616	32,002
Non-operating (income) expense:
Interest income	(572)	(252)
Interest expense	4,480	7,407
Acquisition (gain) loss	—	(310)
Other (income) expense, net	14,006	4,769
Income (loss) before income taxes and equity income (loss) from equity method investments (1)	43,702	20,388
Income tax expense (benefit) (1)	2,600	2,037
Income (loss) before equity income (loss) from equity method investments (1)	41,102	18,351
Equity income (loss) from equity method investments	(296)	238
Net income (loss) (1)	$40,806	$18,589

Net income (loss) per basic share	$0.70	$0.33
Net income (loss) per diluted share	$0.69	$0.32

Dividends declared per share	$0.05	$—

Weighted-average shares outstanding:
Basic	58,010	56,778
Diluted	59,111	58,937
_________________
(1) Quarter ended December 31, 2017 adjusted due to the adoption of ASC 606, Revenue from Contracts with Customers ("ASC 606").

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$234,359	$286,846
Accounts receivable, net (1)	147,848	146,561
Inventories, net	233,337	204,386
Prepaid expenses and other current assets	40,294	41,160
Total current assets (1)	655,838	678,953
Property, plant and equipment, net of accumulated depreciation of $867,313 and $866,614 as of December 31, 2018 and March 31, 2018, respectively	438,265	405,316
Goodwill	40,294	40,294
Intangible assets, net	55,170	59,907
Equity method investments	12,861	12,016
Deferred income taxes	11,722	13,837
Other assets (1)	17,107	12,600
Total assets (1)	$1,231,257	$1,222,923
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$28,416	$20,540
Accounts payable	144,418	139,989
Accrued expenses (1)	98,279	125,119
Income taxes payable	3,684	2,010
Total current liabilities (1)	274,797	287,658
Long-term debt	277,260	304,083
Other non-current obligations(1)	125,856	152,249
Deferred income taxes (1)	14,911	15,058
Total liabilities (1)	692,824	759,048
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 57,819 and 56,641 shares at December 31, 2018 and March 31, 2018, respectively	578	566
Additional paid-in capital	462,882	462,737
Retained earnings (1)	113,664	3,370
Accumulated other comprehensive income (loss) (1)	(38,691)	(2,798)
Total stockholders’ equity (1)	538,433	463,875
Total liabilities and stockholders’ equity (1)	$1,231,257	$1,222,923
_________________
(1) Year ended March 31, 2018 adjusted due to the adoption of ASC 606.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine months ended December 31,
Operating Activities:	2018	2017
Net income (loss) (1)	$113,167	$251,847
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation and amortization (1)	38,405	37,366
Equity (income) loss from equity method investments	301	(75,879)
Acquisition (gain) loss	—	(137,183)
Non-cash debt and financing costs	1,085	1,820
(Gain) loss on early extinguishment of debt	15,988	486
Stock-based compensation expense	10,011	4,837
Receivable write down	84	162
(Gain) loss on write down and disposal of long-lived assets	1,611	(922)
Pension and other post-retirement benefits	3,823	3,897
Change in deferred income taxes (1)	1,395	(3,792)
Change in operating assets (1)	(42,130)	25,820
Change in operating liabilities (1)	(61,485)	(26,258)
Other (1)	472	582
Net cash provided by (used in) operating activities (1)	82,727	82,783
Investing activities:
Capital expenditures	(77,650)	(30,925)
Acquisitions, net of cash received	—	167,129
Proceeds from sale of assets	169	1,227
Proceeds from dividend	776	2,731
Contributions to equity method investments	(2,000)	—
Net cash provided by (used in) investing activities	(78,705)	140,162
Financing activities:
Payments on revolving line of credit	—	(33,881)
Payments of long-term debt	(332,063)	(361,625)
Proceeds from issuance of debt	293,348	334,978
Early extinguishment of debt costs	(3,234)	—
Debt issuance costs	(1,797)	(5,002)
Proceeds from exercise of stock warrants	—	8,838
Proceeds from exercise of stock options	480	5,122
Payment of dividends	(2,873)	—
Net cash provided by (used in) financing activities	(46,139)	(51,570)
Net increase (decrease) in cash, cash equivalents and restricted cash	(42,117)	171,375
Effect of foreign currency fluctuations on cash, cash equivalents and restricted cash (1)	(7,236)	3,017
Cash, cash equivalents, and restricted cash, at beginning of fiscal period	286,846	109,774
Cash, cash equivalents, and restricted cash, at end of fiscal period	237,493	284,166
Less: Restricted cash at end of period	3,134	—
Cash and cash equivalents at end of period	$234,359	$284,166
_________________

(1) Nine Months Ended December 31, 2017 adjusted due to the adoption of ASC 606.

Non-GAAP Financial Measures

The Company utilizes certain Non-GAAP financial measures, including “Adjusted gross margin”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, “Adjusted net income (loss) per basic and diluted share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-GAAP Adjusted gross margin (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	December 31, 2018	September 30, 2018	December 31, 2017
Net sales (1)	$350,175	$349,233	$306,576
Cost of sales (1)	226,425	235,668	214,288
Gross margin (U.S. GAAP) (1)	123,750	113,565	92,288
Gross margin as a % of net sales	35.3%	32.5%	30.1%
Non-GAAP adjustments:
Stock-based compensation expense	666	686	402
Plant start-up costs	305	1,361	—
Adjusted gross margin (non-GAAP) (1)	$124,721	$115,612	$92,690
Adjusted gross margin as a % of net sales (non-GAAP)	35.6%	33.1%	30.2%
_________________
(1) Quarter ended December 31, 2017 adjusted due to the adoption of ASC 606.

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below, which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that Adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2018	September 30, 2018	December 31, 2017
Operating income (loss) (U.S. GAAP) (1)	$61,616	$50,000	$32,002
Non-GAAP adjustments:
Restructuring charges	1,718	—	3,530
ERP integration/IT transition costs	2,453	1,593	—
Stock-based compensation expense	1,534	4,417	2,206
Legal expenses/fines related to antitrust class actions	1,268	1,740	1,482
Plant start-up costs	305	1,361	—
(Gain) loss on write down and disposal of long-lived assets	788	312	(902)
Adjusted operating income (loss) (non-GAAP)	$69,682	$59,423	$38,318
_________________
(1) Quarter ended December 31, 2017 adjusted due to the adoption of ASC 606.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-GAAP financial measures should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-GAAP Adjusted net income (loss) (amounts in thousands, except per share data):

	Quarters Ended
	(Unaudited)
	December 31, 2018	September 30, 2018	December 31, 2017
U.S. GAAP
Net sales (1)	$350,175	$349,233	$306,576
Net income (loss) (1)	$40,806	$37,141	$18,589

Net income (loss) per basic share	$0.70	$0.64	$0.33
Net income (loss) per diluted share	$0.69	$0.63	$0.32

Non-GAAP
Net income (loss) (U.S. GAAP) (1)	$40,806	$37,141	$18,589
Non-GAAP adjustments:
Acquisition (gain) loss	—	—	(310)
Restructuring charges	1,718	—	3,530
Research and development grant reimbursement	(470)	—	—
ERP integration/IT transition costs	2,453	1,593	—
Stock-based compensation expense	1,534	4,417	2,206
Legal expenses/fines related to antitrust class actions	1,549	6,060	4,073
Net foreign exchange (gain) loss	(2,218)	193	2,239
Amortization included in interest expense	450	406	696
Equity (income) loss from equity method investments	296	(64)	(238)
Plant start-up costs	305	1,361	—
(Gain) loss on write down and disposal of long-lived assets	788	312	(902)
(Gain) loss on early extinguishment of debt	15,988	—	—
Income tax effect of non-GAAP adjustments	(91)	(164)	667
Adjusted net income (loss) (non-GAAP) (1)	$63,108	$51,255	$30,550
Adjusted net income (loss) per basic share (non-GAAP)	$1.09	$0.89	$0.54
Adjusted net income (loss) per diluted share (non-GAAP)	$1.07	$0.87	$0.52
Weighted average shares outstanding:
Weighted average shares-basic	58,010	57,799	56,778
Weighted average shares-diluted	59,111	59,197	58,937
_________________
(1) Quarter ended December 31, 2017 adjusted due to the adoption of ASC 606.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect any income tax expense or benefit, including any changes to income tax resulting from The Tax Cuts and Jobs Act enacted on December 22, 2017;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2018	September 30, 2018	December 31, 2017
Net income (loss) (U.S. GAAP)(1)	$40,806	$37,141	$18,589

Non-GAAP adjustments:
Interest expense, net	3,908	6,912	7,155
Income tax expense (benefit) (1)	2,600	2,000	2,037
Depreciation and amortization(1)	12,763	12,545	11,353
EBITDA (non-GAAP)(1)	60,077	58,598	39,134
Excluding the following items:
Acquisition (gain) loss	—	—	(310)
Restructuring charges	1,718	—	3,530
Research and development grant reimbursement	(470)	—	—
ERP integration/IT transition costs	2,453	1,593	—
Stock-based compensation expense	1,534	4,417	2,206
Legal expenses/fines related to antitrust class actions	1,549	6,060	4,073
Net foreign exchange (gain) loss	(2,218)	193	2,239
Equity (income) loss from equity method investments	296	(64)	(238)
(Gain) loss on early extinguishment of debt	15,988	—	—
Plant start-up costs	305	1,361	—
(Gain) loss on write down and disposal of long-lived assets	788	312	(902)
Adjusted EBITDA (non-GAAP)	$82,020	$72,470	$49,732
_________________
(1) Quarters ended September 30, 2017 adjusted due to the adoption of ASC 606.